UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2011

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger with Calistoga Pharmaceuticals, Inc.

On February 21, 2011, Gilead Sciences, Inc., a Delaware corporation (Gilead), Gilead Biopharmaceutics Ireland Corporation, a subsidiary of Gilead (GBIC), Gilead Sciences Limited, a subsidiary of GBIC (GSL), Calistoga Pharmaceuticals, Inc., a privately-held, development-stage Delaware corporation (Calistoga), and Shareholder Representative Services LLC, a Colorado limited liability company (Stockholder’s Agent), entered into an Agreement and Plan of Merger (the Merger Agreement).

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, at the effective time of the Merger (the Effective Time), a newly-formed, wholly-owned subsidiary of GBIC (Merger Sub) will merge with and into Calistoga (the Merger), with Calistoga as the surviving corporation. The consideration for the transaction consists of $375 million in cash, a portion of which is subject to an escrow to fund any indemnity claims Gilead may have following the closing. Calistoga could earn up to an additional $225 million if certain milestones are achieved.

The Merger Agreement includes customary representations, warranties and covenants on the part of Calistoga, Gilead, GBIC and Merger Sub, including an obligation on the part of Calistoga to operate its business in the ordinary course until the Merger is consummated.

The Merger Agreement has been approved by the boards of directors of Gilead and Calistoga, as well as by the requisite stockholders of Calistoga. The transaction does not require the approval of Gilead’s stockholders. Gilead’s obligation to consummate the Merger is subject to a number of closing conditions, including: (i) the absence of any legal restraint or injunction prohibiting the Merger, or any pending or overtly threatened litigation by a governmental entity that would challenge the legality of the Merger, nullify the Merger Agreement or materially change or prohibit the transactions contemplated by the Merger Agreement; (ii) the accuracy of Calistoga’s representations and warranties in the Merger Agreement; (iii) Calistoga’s compliance with its covenants and other obligations under the Merger Agreement; and (iv) the absence of any material adverse effect with respect to Calistoga. The Merger will require filings and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Gilead currently expects that the transaction will close in the second quarter of 2011.

Shortly following the execution of the Merger Agreement, Gilead notified Calistoga that it would replace GSL with Merger Sub for all purposes under the Merger Agreement.

On February 22, 2011, Gilead and Calistoga issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the entering into of the Merger Agreement.

The foregoing descriptions of the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as exhibits to Gilead’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press Release, issued by Gilead Sciences, Inc. and Calistoga Pharmaceuticals, Inc. on February 22, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

February 25, 2011	By:	/s/ Robin L. Washington

Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release, issued by Gilead Sciences, Inc. and Calistoga Pharmaceuticals, Inc. on February 22, 2011